                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

/X/  Preliminary Information Statement          / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
/ /  Definitive Information Statement

                          Response Technologies, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14c-5(g).

     / /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Common Stock

     (2)  Aggregate number of securities to which transaction applies:

          60,000,000 authorized; 34,927,615 issued and outstanding

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          0

     (4)  Proposed maximum aggregate value of transaction:

          0

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          N/A

     (2)  Form, Schedule or Registration Statement No.:

          N/A

     (3)  Filing Party:

          N/A

     (4)  Date Filed:

          N/A

                          RESPONSE TECHNOLOGIES, INC.
                            1775 MORIAH WOODS BLVD.
                           MEMPHIS, TENNESSEE  38117

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 1, 1995


         Notice is hereby given that a Special Meeting of Shareholders of RESPONSE TECHNOLOGIES, INC. (hereinafter called the "Company"), will be held at the Company's corporate offices, located at 1775 Moriah Woods Boulevard, Memphis, Tennessee, on November 1, 1995 at 11:00 a.m., local time, for the following purposes:


         (1) To approve an amendment to the Company's charter (i) decreasing the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 shares par value $.002 per share, to 30,000,000 shares, par value $.01 per share, with a corresponding reclassification of the Company's Common
                 Stock pursuant to which each share of issued and outstanding Common Stock of the Company held by each holder thereof will be reclassified, converted and changed into one-fifth (1/5) of an issued and outstanding share of Common Stock, with each fractional share resulting from such conversion being redeemed by the Company for cash; and (ii) changing the name of the Company to "Response Oncology, Inc."


         (2) To transact any other business that may properly be brought before the Special Meeting or any adjournment thereof.

         Holders of the Company's Common Stock at the close of business on September 28, 1995 are entitled to notice of and to vote on all matters submitted at the Special Meeting.

                                              By Order of the Board of Directors


                                              /s/ Daryl P. Johnson
                                              ----------------------------------
                                              Daryl P. Johnson
                                              Secretary

Memphis, Tennessee
October 1, 1995

                          RESPONSE TECHNOLOGIES, INC.
                            1775 MORIAH WOODS BLVD.
                           MEMPHIS, TENNESSEE  38117

                  INFORMATION STATEMENT FOR SPECIAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON NOVEMBER 1, 1995


         This Information Statement is furnished in connection with the Special Meeting of Shareholders of Response Technologies, Inc. (the "Company"), to be held at 11:00 a.m., local time, on November 1, 1995 at the Company's corporate offices located at 1775 Moriah Woods Boulevard, Memphis, Tennessee, and at any adjournment thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The Board of Directors knows of no other matters to be brought to a vote at the Special Meeting.

         It is anticipated that this Information Statement will be mailed on or about October 1, 1995 to all shareholders of record on September 28, 1995.

                      SUMMARY OF MATTERS TO BE CONSIDERED



         At the Special Meeting, the holders of Common Stock will be asked to vote on the approval of an amendment to the Company's charter (i) decreasing the number of shares of Common Stock that the Company is authorized to issue from 60,000,000 shares, $.002 par value per share, to 30,000,000 shares, $.01 par value per share, with a corresponding reclassification of the Company's Common Stock pursuant to which each share of issued and outstanding Common Stock of the Company held by each holder thereof will be reclassified, converted and changed into one-fifth (1/5) of an issued and outstanding share of Common
Stock, with each fractional share resulting from such conversion being redeemed by the Company for cash; and (ii) changing the name of the Company to "Response Oncology, Inc."


                                     VOTING

         As of August 1, 1995, the Company had outstanding 34,927,615 shares of Common Stock, par value $.002 per share (the "Common Stock"), and 27,833 shares of non-voting, Series A Convertible Preferred Stock, par value $1.00 per share (the "Series A Stock"). Record holders of the Common Stock at the close of business on September 28, 1995 (the "Record Date") will be entitled to vote on all matters submitted at the Special Meeting and will be entitled to one vote for each share of Common Stock held. Votes may only be given in person at the Special Meeting. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The Series A Stock is not entitled to notice of or to vote at the Special Meeting.

         The proposed amendment to the Company's charter will be adopted if approved by a plurality of the votes cast by the holders of the Common Stock present and entitled to vote at the Special Meeting. Abstentions will not be counted as affirmative votes.

                         SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

         The following table sets forth, as of August 1, 1995, certain information regarding the beneficial ownership of the Common Stock, the Company's only class of voting securities, by all persons known to the Company to be holders of 5% or more of such securities, and by each of the Company's directors and executive officers, and by all directors and executive officers of the Company as a group. Unless otherwise set forth, all shares are owned directly by the designated individual or group with sole voting and dispositive power. Neither the Company's officers or directors are beneficial owners of any of the Company's Series A Preferred Stock.

                                                                    Amount and Nature of            Percent
Name                                                                Beneficial Ownership          of Class (1)
----                                                                --------------------          ------------
Jack O. Bovender, Jr. . . . . . . . . . . . . . . . . . . . . . .         19,000 (2)                   *
Director

Frank M. Bumstead . . . . . . . . . . . . . . . . . . . . . . . .        517,906 (3)                  1.48%
Director

Joseph T. Clark . . . . . . . . . . . . . . . . . . . . . . . . .        414,200 (4)                  1.17%
Director and Executive Officer

W. Thomas Grant II  . . . . . . . . . . . . . . . . . . . . . . .         21,000 (5)                   *
Director

Joseph C. Hutts . . . . . . . . . . . . . . . . . . . . . . . . .         19,000 (6)                   *
Director

P. Anthony Jacobs . . . . . . . . . . . . . . . . . . . . . . . .         41,000 (7)                   *
Director

Daryl P. Johnson  . . . . . . . . . . . . . . . . . . . . . . . .        121,700 (8)                   *
Executive Officer

Seafield Capital Corporation  . . . . . . . . . . . . . . . . . .     20,608,500 (9)                 59.00%
P.O. Box 410949
Kansas City, Missouri 64141

James R. Seward . . . . . . . . . . . . . . . . . . . . . . . . .         41,000 (10)                  *
Director

Charles H. Weaver, M.D. . . . . . . . . . . . . . . . . . . . . .         50,000 (11)                  *

Executive Officer

William H. West, M.D. . . . . . . . . . . . . . . . . . . . . . .      3,766,300 (12)                10.44%
Director and Executive Officer

All directors and executive officers
  as a group (10 persons) . . . . . . . . . . . . . . . . . . . .      5,011,106 (13)                13.60%

__________________________

         (1) The percentages shown are based on 34,927,615 shares of Common Stock outstanding on August 1, 1995 plus, as to each individual and group listed, the number of shares of Common Stock deemed to be owned by such holder, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, assuming conversion of the Company's Series A Stock and exercise of all options and warrants held by such holder, which stock, options and warrants may be converted or exercised within sixty (60) days of August 1, 1995. An asterisk "*" indicates less than one percent (1%) ownership of Common Stock.

         (2) Represents shares of Common Stock which Mr. Bovender has the right to acquire pursuant to the exercise of options.

         (3) Includes 119,000 shares Mr. Bumstead has a right to acquire pursuant to the exercise of options and warrants.

         (4) Includes 390,200 shares of Common Stock which Mr. Clark has the right to acquire pursuant to the exercise of options.

         (5) Includes 19,000 shares of Common Stock which Mr. Grant has the right to acquire pursuant to the exercise of options.

         (6) Represents shares of Common Stock which Mr. Hutts has the right to acquire pursuant to the exercise of options.

         (7) Includes 19,000 shares of Common Stock which Mr. Jacobs has the right to acquire pursuant to the exercise of options.

         (8) Includes 119,500 shares of Common Stock which Mr. Johnson has the right to acquire pursuant to the exercise of options.

         (9) W. Thomas Grant, P. Anthony Jacobs, and James R. Seward, directors of the Company, are officers and directors of Seafield Capital Corporation. Each such director disclaims beneficial ownership in the Common Stock owned by Seafield Capital Corporation.

         (10)             Includes 19,000 shares of Common Stock which Mr.
                          Seward has the right to acquire pursuant to the exercise of options.

         (11) Represents shares of Common Stock which Dr. Weaver has the right to acquire pursuant to the exercise of options and warrants.

         (12)             Includes 1,156,400 shares of Common Stock which Dr.
                          West has the right to acquire pursuant to the exercise of options and warrants.

         (13) Includes 1,930,100 shares as to which various officers and directors have rights to acquire pursuant to the exercise of options and warrants.

                          The following table sets forth, as of August 1, 1995, certain information regarding the beneficial ownership of common stock of Seafield Capital Corporation ("Seafield") by each director of the Company and by all directors and officers of the Company as a group. Directors Frank M. Bumstead, Joseph T. Clark, Jack O. Bovender, Jr., Joseph C. Hutts and William H. West, M.D. were not beneficial owners of any Seafield common stock as of August 1, 1995.

                                                     Amount and Nature of                      Percent
Name                                                Beneficial Ownership (5)                 of Class (1)
----                                                ------------------------                 ------------
W. Thomas Grant II  . . . . . . . . . . . . . .            186,894 (2)                          2.9%
P. Anthony Jacobs . . . . . . . . . . . . . . .            140,116 (3)                          2.1%
James R. Seward . . . . . . . . . . . . . . . .             62,586 (4)                          1.0%
All directors and
  officers as a group
  (10) persons  . . . . . . . . . . . . . . . .            390,096 (6)                          5.9%
------------------------

         (1) The percentages represent the total number of shares of Seafield Common Stock shown in the adjacent column divided by the number of issued and outstanding shares of Seafield common stock as of August 1, 1995 (6,440,503), plus, in each instance, all shares of Common Stock issuable to the person or group named upon the exercise of stock options granted under Seafield's 1984, 1989 and 1991 Stock Option Plans that were exercisable on August 1, 1995 or that became exercisable within 60 days thereafter.

         (2) Includes 40,000 shares Mr. Grant has a right to acquire pursuant to the exercise of options. Includes 29,296 shares held by Mr. Grant as custodian for his children; includes 45,000 shares held in a family trust for which Mr. Grant serves as a co-trustee with Laura Gamble and in that capacity shares voting and investment power; also includes 11,298 shares owned by Mr. Grant's wife.

         (3) Includes 102,500 shares Mr. Jacobs has the right to acquire pursuant to the exercise of options. Includes 1,000 shares owned by Mr. Jacob's wife and 200 shares owned by his son.

         (4) Includes 23,334 shares Mr. Seward has the right to acquire pursuant to the exercise of options. Includes 1,500 shares held in a family trust of which Mr. Seward serves as a co-trustee with his mother, and in that capacity shares voting and investment powers.

         (5) Includes as to each of the following individuals, the following numbers of shares held in their respective accounts under the Seafield Capital Corporation 401(k) Plan and Trust as of June 30, 1995 (based on a plan statement of that date), as to which shares the individual shares investment power but, except in the case of Mr. Seward who shares voting power as to all 10,376 shares held in the 401(k) Plan, does not have voting power; W.T. Grant II, 1,045 shares; P. Anthony Jacobs, 1,529 shares and James R. Seward, 635 shares (plus an additional 9,741 shares as to which he shares voting power as a member of the 401(k) Plan Administrative Committee).

         (6) Includes 165,834 shares as to which various officers and directors have rights to acquire beneficial ownership pursuant to the exercise of options.

                                 PROPOSAL NO. 1
                         AMENDMENT OF COMPANY'S CHARTER

DESCRIPTION OF THE PROPOSAL


         At the Special Meeting, shareholders of the Company will be asked to vote on a proposal to amend the Company's charter to (i) decrease the number of shares of Common Stock authorized for issuance from 60,000,000 shares, $.002 par value per share, to 30,000,000 shares, $.01 par value per share, with a corresponding reclassification of the Common Stock pursuant to which each share of issued and outstanding Common Stock held by each holder thereof will be converted and changed into one-fifth (1/5) of an issued and outstanding share of Common Stock, with each fractional share resulting from such conversion being redeemed by the Company for cash, and (ii) to change the name of the Company to "Response Oncology, Inc."

The text of the proposed amendment is as follows:

         The charter of the Corporation is amended by:


         Striking Article 1 in its entirety and inserting in lieu thereof the following:



                 "(1)             The name of the Corporation is Response
                                  Oncology, Inc."



         Striking Article 6 in its entirety and inserting in lieu thereof the following:



                 "(6) The maximum number of shares which the Corporation shall have the authority to issue is thirty million (30,000,000) shares of Common Stock, having a par value of $.01 per share, and three million (3,000,000) shares of Preferred Stock at $1.00 par value per share, none of which shares shall be subject to any preemptive rights. The shares of Preferred Stock may be issued in such series and with such designations, rights, preferences, qualifications, limitations or restrictions as may be fixed from time to time by resolution or resolutions of the Board of Directors for each series."


         In connection with the foregoing amendment, each share of Common Stock of the Corporation issued and outstanding as of the close of business on the day prior to the filing of these Articles of Amendment will be converted by operation of these presents into the right to receive one fifth (1/5) of a share of Common Stock. As soon as practicable after the time of filing of these Articles of Amendment (the "Effective Time"), the Corporation shall cause Trust Company Bank, Atlanta, Georgia (the "Exchange Agent") to mail to each holder of record (a "Holder") of a certificate or certificates representing shares of the Corporations's Common Stock (a "Certificate" or "Certificates") (i) a letter of transmittal to be executed by the Holder and delivered to the Exchange Agent which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Corporation, only upon delivery of the Certificates and such transmittal letter to the Exchange Agent and which shall be in such form and have such other provisions as the Corporation may reasonably specify and (ii) instructions for use in completing the transmittal letter and effecting the surrender of Certificates in exchange for new certificates (the "Replacement Certificates") representing the shares of Common Stock into which the shares represented by the Certificates were converted. No fractional shares will be issued, and all fractional shares will be settled by cash payment in an amount equal to the fractional shares to which each Holder is entitled times the average closing price of the Common Stock on the American Stock Exchange (as reported by the Wall Street Journal or, if not reported thereby, by


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


         another authoritative source) over the ten (10) trading days immediately preceding the Effective Time. Upon surrender of a Certificate to the Exchange Agent for cancellation together with delivery of such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder shall be entitled to receive in exchange therefor (x) a certificate representing the number of whole shares of Common Stock and (y) a check representing the amount of cash in lieu of fractional shares, if any, the Holder has the right to receive in respect of the shares of Common Stock represented by the Certificate surrendered pursuant hereto, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Common Stock which is not registered in the transfer records of the Corporation, a certificate representing the proper number of shares of Common Stock, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee upon proper presentment to the Exchange Agent of the Certificate representing shares of Common Stock purportedly transferred, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         At and after the Effective Time, there shall be no transfers on the stock transfer books of the Corporation of the shares of Common Stock represented by Certificates which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Corporation or its transfer agent for transfer, they shall be cancelled and exchanged for certificates for shares of Common Stock and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant hereto.

         In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Corporation, the posting by such person of a bond in such reasonable amount as the Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent or the Corporation will issue in exchange for such lost, stolen or destroyed Certificate a Replacement Certificate for the shares of Common Stock converted pursuant hereto and cash in lieu of fractional shares deliverable pursuant hereto.

DISSENTERS' RIGHTS

         Section 48-23-102(c) provides that "notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under section 6 of the Securities Exchange Act of 1934, as amended...". The Common Stock is listed on the American Stock Exchange. Therefore, holders of Common Stock have no dissenters' rights on account of the amendment to the Charter described above.


     MANNER OF EFFECTING SHARE RECLASSIFICATION



             On account of the Charter amendment described above, each share of Common Stock held by each holder will be reclassified and converted into and exchanged for one-fifth (1/5) share of Common Stock, with cash being paid in lieu of fractional shares. In the event the Charter amendment is approved and Articles of Amendment to the Charter are filed with the Tennessee Secretary of State, the Exchange Agent will mail to each record holder of Common Stock the transmittal letter described in the text of the Charter amendment above and instructions as to its completion. Each holder will be directed to deliver an executed transmittal letter and the certificates representing shares of common Stock to the Exchange Agent, who will issue and deliver certificates for the converted shares of Common Stock on a one-for-five basis and will deliver a check for the amount of any fractional shares issuable. For example, if a shareholder owns 1,300 shares of Common Stock at the close of business on the day prior to filing of the Articles of Amendment to the Charter (which will presumably occur on the same day as such amendment is approved by the shareholders), upon receipt of the completed transmittal letter and certificates representing those shares of common Stock, the Exchange
     Agent will deliver to the holder a certificate or certificates for 260 shares of Common Stock and no cash for fractional shares. If, on the other hand, a holder of 1,304 shares properly delivered the foregoing materials, that holder would receive certificates for 260 shares of Common Stock and cash of $2.00 for fractional shares (.8 shares times an assumed average price prior to the reverse split of $2.50 per share based on the average closing price of the Common Stock on the American Stock Exchange for the ten trading days prior to filing the Articles of Amendment).


                                 OTHER MATTERS

             The management of the Company is not aware of any other matters to be brought before the Special Meeting.


                                       9